As filed with the Securities and Exchange Commission on January 13, 2017.

Registration No. 333-214057

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 4
To
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NI Holdings, Inc.

(Exact name of registrant as specified in its charter)

North Dakota	6331	81-2683619
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number) 1101 First Avenue North Fargo, ND 58102 (701) 298-4200	(I.R.S. Employer Identification Number)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael J. Alexander
Executive Vice President and Chief Executive Officer
Nodak Mutual Insurance Company
1101 First Avenue North
Fargo, ND 58102
(701) 298-4200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Wesley R. Kelso, Esquire Stevens & Lee, P.C. 111 North 6th Street Reading, PA 19603 (610) 478-2242	Scott H. Spencer, Esquire Stevens & Lee, P.C. 17 North Second Street Harrisburg, PA 17101 (717) 399-6634

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-214057) is being filed solely to amend the Signature Page of Part II thereof to clarify that directors Jeffrey R. Missling and Stephen V. Marlow did not sign the Registration Statement. This Amendment No. 4 does not modify any provision of the preliminary prospectus contained in Part I or Items 13, 14, 15, 16 or 17 of Part II of the Registration Statement. Accordingly, this Amendment No. 4 does not include a copy of the preliminary prospectus.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the registration of our common stock hereunder. All amounts are estimated, except for the SEC registration fee and the CUSIP assignment fee. We also expect to incur an estimated $250,000 in conversion expenses, which will include legal expenses, filing fees with the North Dakota Insurance Department, and printing, postage, and mailing charges. See “The Conversion and Offering” for a description of our obligation with respect to such expenses.

SEC registration fee	$11,122
CUSIP assignment, FINRA and miscellaneous fees	25,000
Printing, postage and mailing	450,000
Legal fees and expenses	400,000
Underwriting fees and expenses	1,630,000
Accounting fees and expenses	400,000
Valuation fees and expenses	300,000
Transfer and offering agent fees and expenses	50,000
Miscellaneous	113,878
Total	$3,380,000

Item 14. Indemnification of Directors and Officers.

North Dakota law provides that a North Dakota corporation may indemnify directors, officers, employees, and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. North Dakota law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director’s liability for monetary damages for any action taken or any failure to take any action unless the director has breached or failed to perform the duties of his office, and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

Our bylaws provide for (i) the indemnification of the directors, officers, employees, and agents of NI Holdings, Inc. and its subsidiaries to the fullest extent permitted by North Dakota law and (ii) the elimination of a directors’ liability for monetary damages to the fullest extent permitted by North Dakota law.

We also maintain an insurance policy insuring our directors, officers and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

In the agency agreement with Griffin Financial, Griffin Financial agrees to indemnify our officers, directors and controlling persons against certain liabilities, including liabilities under the Securities Act of 1933 under certain conditions and with respect to certain limited information.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

1.1	Form of Agency Agreement among NI Holdings, Inc., Nodak Mutual Insurance Company and Griffin Financial Group, LLC*
2.1	Plan of Mutual Property and Casualty Insurance Company Conversion and Minority Offering of Nodak Mutual Insurance Company, dated as of January 21, 2016*
3.1	Articles of Incorporation of NI Holdings, Inc.*
3.2	Bylaws of NI Holdings, Inc.*
4.1	Form of certificate evidencing shares of common stock of NI Holdings, Inc.*
5.1	Opinion of Dorsey & Whitney regarding stock of NI Holdings, Inc. being issued*
8.1	Opinion of Stevens & Lee regarding certain United States federal income tax issues*
10.1	2016 Nodak Holdings, Inc. Equity Incentive Plan*
10.2	Nodak Mutual Insurance Company Nonqualified Deferred Compensation Plan*
10.3	Employment Agreement dated as of April 28, 2016, between Michael J. Alexander and Nodak Mutual Insurance Company and NI Holdings, Inc.*
10.4	Employment Agreement dated as of April 28, 2016, between Brian R. Doom and Nodak Mutual Insurance Company and NI Holdings, Inc.*
10.5	Employment Agreement dated as of April 28, 2016, between Patrick W. Duncan and Nodak Mutual Insurance Company and NI Holdings, Inc.*
10.6	Trademark License Agreement dated as of October 1, 2015 between North Dakota Farm Bureau and Nodak Mutual Insurance Company*
10.7	Multiple Peril Crop/Livestock Insurance Full Service Agency Agreement among American Farm Bureau Insurance Services, Inc. and Nodak Mutual Insurance Company, American West Insurance Company and Battle Creek Mutual Insurance Company for Crop Year 2016*
10.8	Crop Hail Insurance Full Service Agency Agreement among American Farm Bureau Insurance Services, Inc. and Nodak Mutual Insurance Company, American West Insurance Company and Battle Creek Mutual Insurance Company for Crop Year 2016*
10.9	Nodak Mutual Insurance Company Cash Incentive Bonus Plan*
10.10	NI Holdings, Inc. Employee Stock Ownership Plan*
10.11	Affiliation Agreement dated as of December 30, 2010 between Nodak Mutual Insurance Company and Battle Creek Mutual Insurance Company*
21.1	Subsidiaries of NI Holdings, Inc.*
23.1	Consent of WeiserMazars LLP*
23.2	Consent of Feldman Financial Advisors, Inc. with respect to Pro Forma Valuation Appraisal Report and Subscription Rights Valuation Report*
23.3	Consent of Stevens & Lee (contained in Exhibit 8.1)*
23.4	Consent of Dorsey & Whitney (contained in Exhibit 5.1)*
24.1	Power of Attorney*
99.1	Pro Forma Valuation Appraisal Report, dated as of April 29, 2016, prepared for Nodak Mutual Insurance Company by Feldman Financial Group LLC.*
99.3	Subscription Rights Valuation Report dated April 29, 2016, to NI Holdings, Inc. from Feldman Financial Advisors, Inc. regarding fair market value of subscription rights*
99.4	Stock Order Form*
99.5	Question and Answer Brochure*
99.6	Letters and statements to prospective purchasers of stock in offering*

99.7	Form of Escrow Agreement among NI Holdings, Inc., Griffin Financial Group, LLC and Christiana Trust, a division of Wilmington Savings Fund Society, FSB.*
99.8	Form of Nodak Mutual Insurance Company member Proxy Materials*

*	Previously filed.

(b) Financial Statement Schedule

The following schedules have been filed as a part of this Registration Statement and are included in the Registrant’s audited Financial Statements included in the prospectus at page F-0.

Schedule I — Summary of Investments

Schedule III — Supplemental Insurance Information

Schedule IV — Reinsurance

Schedule V — Allowance for Uncollectible Premiums and Other Receivables

Schedule VI — Supplemental Information

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fargo, State of North Dakota, on January 13, 2017.

NI Holdings, Inc.

By:	/s/ Michael J. Alexander Michael J. Alexander, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ Michael J. Alexander* Michael J. Alexander	President and Chief Executive Officer (Principal Executive Officer), Director	January 13, 2017
/s/ Eric K. Aasmundstad* Eric K. Aasmundstad	Director	January 13, 2017
/s/ William R. Devlin* William R. Devlin	Director	January 13, 2017
/s/ Duaine C. Espegard* Duaine C. Espegard	Director	January 13, 2017
Jeffrey R. Missling	Director
Stephen V. Marlow	Director
/s/ Brian R. Doom Brian R. Doom	Chief Financial Officer (Principal Financial and Accounting Officer)	January 13, 2017
*By: /s/ Brian R. Doom Brian R. Doom Attorney in Fact

EXHIBIT INDEX

1.1	Form of Agency Agreement among NI Holdings, Inc., Nodak Mutual Insurance Company and Griffin Financial Group, LLC*
2.1	Plan of Mutual Property and Casualty Insurance Company Conversion and Minority Offering of Nodak Mutual Insurance Company, dated as of January 21, 2016*
3.1	Articles of Incorporation of NI Holdings, Inc.*
3.2	Bylaws of NI Holdings, Inc.*
4.1	Form of certificate evidencing shares of common stock of NI Holdings, Inc.*
5.1	Opinion of Dorsey & Whitney regarding stock of NI Holdings, Inc. being issued*
8.1	Opinion of Stevens & Lee regarding certain United States federal income tax issues*
10.1	2016 NI Holdings, Inc. Equity Incentive Plan*
10.2	Nodak Mutual Insurance Company Nonqualified Deferred Compensation Plan*
10.3	Employment Agreement dated as of April 28, 2016, between Michael J. Alexander and Nodak Mutual Insurance Company and NI Holdings, Inc.*
10.4	Employment Agreement dated as of April 28, 2016, between Brian R. Doom and Nodak Mutual Insurance Company and NI Holdings, Inc.*
10.5	Employment Agreement dated as of April 28, 2016, between Patrick W. Duncan and Nodak Mutual Insurance Company and NI Holdings, Inc.*
10.6	Trademark License Agreement dated as of October 1, 2015 between North Dakota Farm Bureau and Nodak Mutual Insurance Company*
10.7	Multiple Peril Crop/Livestock Insurance Full Service Agency Agreement among American Farm Bureau Insurance Services, Inc. and Nodak Mutual Insurance Company, American West Insurance Company and Battle Creek Mutual Insurance Company for Crop Year 2016*
10.8	Crop Hail Insurance Full Service Agency Agreement among American Farm Bureau Insurance Services, Inc. and Nodak Mutual Insurance Company, American West Insurance Company and Battle Creek Mutual Insurance Company for Crop Year 2016*
10.9	Nodak Mutual Insurance Company Cash Incentive Bonus Plan*
10.10	NI Holdings, Inc. Employee Stock Ownership Plan*
10.11	Affiliation Agreement dated as of December 30, 2010 between Nodak Mutual Insurance Company and Battle Creek Mutual Insurance Company*
21.1	Subsidiaries of NI Holdings, Inc.*
23.1	Consent of WeiserMazars LLP*
23.2	Consent of Feldman Financial Advisors, Inc. with respect to Pro Forma Valuation Appraisal Report and Subscription Rights Valuation Report*
23.3	Consent of Stevens & Lee (contained in Exhibit 8.1)*
23.4	Consent of Dorsey & Whitney (contained in Exhibit 5.1)*
24.1	Power of Attorney*
99.1	Pro Forma Valuation Appraisal Report, dated as of April 29, 2016, prepared for Nodak Mutual Insurance Company by Feldman Financial Group LLC.*
99.3	Subscription Rights Valuation Report dated April 29, 2016, to Nodak Mutual Insurance Company from Feldman Financial Advisors, Inc. regarding fair market value of subscription rights*
99.4	Stock Order Form*
99.5	Question and Answer Brochure*
99.6	Letters and statements to prospective purchasers of stock in offering*
99.7	Form of Escrow Agreement among NI Holdings, Inc., Griffin Financial Group, LLC and Christiana Trust, a division of Wilmington Savings Fund Society, FSB.*
99.8	Form of Nodak Mutual Insurance Company Member Proxy Materials*

*	Previously filed.